                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                          DEFLECTA-SHIELD CORPORATION

    As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined in the Offer to Purchase) if certificates for shares of Common Stock, par value $.01 per share (the "Common Stock" or the "Shares") of Deflecta-Shield Corporation, a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary named below at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ SCHRODER BANK & TRUST COMPANY

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                  BY MAIL:                              BY HAND/OVERNIGHT DELIVERY:

                 P.O. Box 84                                  1 State Street
            Bowling Green Station                        New York, New York 10004
        New York, New York 10274-0084                   Attn.: Reorganization Dept.
         Attn.: Reorganization Dept.                 Securities Processing Window SC-1
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                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                                 (212) 858-2611

                   CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE:

                                 (212) 858-2103

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Zephyros Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Lund International Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 28, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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Number of Shares:                              Name(s) of Record Holder(s):

Certificate Nos. (if available):

                                                               PLEASE PRINT

                                                                                Address(es):
                                                                                    ZIP CODE

(Check box if Shares will be
tendered by book-entry transfer)

/ / The Depository Trust Company               Area Code and Tel. No.:

Account Number:

                                                               SIGNATURE(S)

Dated: , 1997                                  Dated: , 1997
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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, timely confirmation of such transfer into the Depository's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Trading Days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver such Letter of Transmittal and such certificates for Shares, or such Book-Entry Confirmation, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

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     Name of Firm: -----------------------------             -------------------------------------------
                                                                         Authorized Signature

     Address: ----------------------------------              Name: ------------------------------------
                                                                             Please Print

           -------------------------------------------       Title: -------------------------------------
                                              Zip Code

Area Code and
Tel. No.: ----------------------------------                 Dated: ----------------------------- , 1997
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    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER
                                OF TRANSMITTAL.